                                                               Exhibit 3.1
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                                    BY-LAWS



                                       OF



                             ALLEGHANY CORPORATION




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                                    DELAWARE










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                                   ARTICLE I.

                                  STOCKHOLDERS

              SECTION 1. ANNUAL MEETING

              The annual meeting of stockholders for the election of directors and for the transaction of any other business that may properly come before the meeting shall be held at such hour and at such place or places within or without the State of Delaware as may from time to time be determined by the Board of Directors, on the fourth Friday of April in each year or such other date as may be set by the Board of Directors not more than 15 days before, nor 15 days after, the fourth Friday of April.

              SECTION 2. SPECIAL MEETINGS

                   At any time in the interval between regular meetings,
              special meetings of stockholders may be called by the Chairman, or by a majority of the Board of Directors, to be held at such times and at such places within or without the State of Delaware as may be specified in the notices of such meetings. The notice of any special meeting shall state the purpose of the meeting and specify the action to be taken at said meeting and no business shall be transacted thereat except that specifically named in the notice.

              SECTION 3. NOTICE OF MEETING

                   Notice of the time and place of every meeting of
              stockholders shall be delivered personally or mailed at least ten days and not more than sixty days prior thereto to each stockholder of record entitled to vote at his address as it appears on the records of the Corporation. Such further notice shall be given as may be required by law. Business transacted at any special meeting shall be confined to the purpose or purposes stated in the notice of such special meeting. Meetings may be held without notice if all stockholders entitled to vote are present or if notice is waived by those not present.

              SECTION 4. VOTING

                   At all meetings of stockholders any stockholder entitled
              to vote may vote in person or by proxy. Such proxy or any revocation or amendment thereof, shall be in writing, but need not be sealed, witnessed or acknowledged, and shall be filed with the Secretary at or before the meeting. The Corporation may require that such proxy indicate whether such stock is beneficially owned by a Substantial Stockholder, as defined in Article NINTH of the Certificate of Incorporation.

              SECTION 5. QUORUM

                   Unless otherwise required by statute or the Restated
              Certificate of Incorporation of the Corporation (the "Certificate of Incorporation"), at any annual or special meeting of stockholders the presence in person or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast at the meeting (after giving effect to the provisions of Article NINTH of the Certificate of Incorporation) shall constitute a quorum, but if at any meeting of the stockholders there be less than a quorum present, the stockholders present at such meeting may, without further notice, adjourn, the same from time to time until a quorum shall attend, but no business shall be transacted at any such adjournment except such as might have been lawfully transacted had the meeting not been adjourned.

              SECTION 6. ACTION AT MEETINGS

                   Except as otherwise required by law, the Certificate of
              Incorporation or these By-Laws, a majority of the votes (after giving effect to the provisions of Article NINTH of the Certificate of Incorporation) cast at a meeting at which a quorum is present shall be sufficient to take or authorize action upon any matter which may properly come before the meeting, and the stockholders shall not be entitled to cumulate their votes upon the election of directors, or upon any other matter. Any action required or permitted to be taken by the stockholders must be effected at an annual or special meeting of stockholders and may not be effected by any consent in writing by such stockholders.

              SECTION 7. PROCEDURE AT MEETINGS

                   The Board of Directors may appoint two or more persons
              to serve as inspectors of election at any meeting of stockholders. In the absence of such appointment, the Chairman of the Meeting may make such appointment. The inspectors of election shall receive, examine and tabulate all ballots, and proxies, including proxies filed with the Secretary, shall determine the presence or absence of a quorum and shall report to the officer of the Corporation or other person presiding over the meeting the result of all voting taken at the meeting by ballot.

                   The order of business and all other matters of procedure
              at every meeting of the stockholders may be determined by the officer of the Corporation or other person presiding over the meeting.

              SECTION 8. BUSINESS OF THE MEETING

                   At any annual meeting of stockholders, only such
              business shall be conducted as shall have been brought before the meeting (i) by or at the direction of the Board of Directors or (ii) by any stockholder who is entitled to vote with respect thereto and who complies with the notice procedures set forth in this Section 8. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice must be delivered or mailed to and received at the principal executive offices of the Corporation not less than 30 days prior to the date of the annual meeting; provided, however, that in the event that less than 40 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be received not later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. A stockholder's notice to the Secretary shall set forth as to each matter such stockholder proposes to bring before the annual meeting
              (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; (ii) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business, (iii) the class and number of shares of the Corporation's capital stock that are beneficially owned by such stockholder and (iv) any material interest of such stockholder in such business. Notwithstanding anything in the By-Laws to the contrary, no business shall be brought before or conducted at the annual meeting except in accordance with the provisions of this Section 8. The officer of the Corporation or other person presiding over the annual meeting shall, if the facts so warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this
              Section 8 and, if he shall so determine, he shall so declare to the meeting and any such business so determined to be not properly brought before the meeting shall not be so transacted.

                   At any special meeting of stockholders, only such
              business shall be conducted as shall have been brought before the meeting by or at the direction of the Board of Directors.

              SECTION 9. NOMINATION OF DIRECTOR

                   Only persons who are nominated in accordance with the
              procedures set forth in these By-Laws shall be eligible for election as directors. Nominations of persons for election to the Board of Directors of the Corporation may be made at a meeting of stockholders at which directors are to be elected only (i) by or at the direction of the Board of Directors or
              (ii) by any stockholder of the Corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this Section 9. Such nominations, other than those made by or at the direction of the Board of Directors, shall be made by timely notice in writing to the Secretary of the Corporation. To be timely, a stockholder's notice shall be delivered or mailed to and received at the principal executive offices of the Corporation not less than 30 days prior to the date of the meeting, provided, however, that in the event that less than 40 days' notice or prior disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the date on which such notice of the date of the meeting was mailed or such public disclosure was made. Such stockholder's notice shall set forth (i) as to each person whom such stockholder proposes to nominate for election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and (ii) as to the stockholder giving the notice (x) the name and address, as they appear on the Corporation's books, of such stockholder and (y) the class and number of shares of the Corporation's capital stock that are beneficially owned by such stockholder. At the request of the Board of Directors any person nominated by the Board of Directors for election as a director shall furnish to the Secretary of the Corporation that information required to be set forth in a stockholder's notice of nomination which pertains to the nominee. No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the provisions of this Section 9. The officer of the Corporation or other person presiding at the meeting shall, if the facts so warrant, determine and declare to the meeting that a nomination was not made in accordance with such provisions and, if he shall so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

              SECTION 10.  ADJOURNMENTS

                   Any meeting of stockholders may be adjourned from time
              to time, whether or not a quorum is present, by the affirma-tive vote of a majority of the votes present and entitled to be cast at the meeting, or by the officer of the Corporation presiding over the meeting, or by the Board of Directors.

                                       ARTICLE II.

                                       DIRECTORS

              SECTION 1.  NUMBER AND ELECTION

                   Directors (other than such directors, if any, as are
              elected by holders of preferred stock of the Corporation voting as a separate class) shall be divided into three classes, which shall be as nearly equal in number as practicable. Unless changed by the Board of Directors pursuant hereto the number of directors shall be nine and each class shall consist of three directors. The number of directors and the number of which each class is to consist may be increased or decreased from time to time by a resolution adopted by the vote of in excess of three-quarters (75%) of the Whole Board (as defined in the Certificate of Incorporation); and provided that no decrease in the number of directors shall affect the tenure of office of any existing director. The term of office of the first class shall expire at the 1987 annual meeting of stockholders, the term of office of the second class shall expire at the 1988 annual meeting of stockholders and the term of office of the third class shall expire at the 1989 annual meeting of stockholders, with each director to hold office until his or her successor shall have been duly elected and qualified. At each annual meeting of stockholders, commencing with the 1987 annual meeting, directors elected to succeed those directors whose terms then expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election, with each director to hold office until his or her successor shall have been duly elected and qualified.

              SECTION 2.  VACANCIES

                   Subject to the rights of the holders of any series of
              Preferred Stock, and unless the Board of Directors otherwise determines, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause may be filled only by a majority vote of the directors then in office, though less than a quorum, and any director so chosen shall hold office for a termexpiring at the annual meeting of stockholders at which the term of office of the class to which such director has been elected expires and until such director's successor shall have been duly elected and qualified.

              SECTION 3.  REGULAR MEETINGS

                   Regular meetings of the Board of Directors shall be held
              at such times and places as the Board of Directors may from time to time determine.

              SECTION 4.  SPECIAL MEETINGS

                   Special meetings of the Board of Directors may be called
              at any time, at any place and for any purpose by the Chairman of the Board or by any three directors.

              SECTION 5.  NOTICE OF MEETING

                   Notice of regular meetings of the Board of Directors
              need not be given.

                   Notice of every special meeting of the Board of
              Directors shall be given to each director, by (a) deposit in the mail at least seventy-two hours before the meeting, or
              (b) telephone communication directly with such person, the dispatch of a telegraphic communication to his address, or actual delivery to his address, at least forty-eight hours before the meeting. If given to a director by mail, telegraph or actual delivery to his address, such notice shall be sent or delivered to his business or residential address as shown on the records of the Secretary or an Assistant Secretary of the Corporation, or to such other address as shall have been furnished to the Secretary or an Assistant Secretary of the Corporation by him for the purpose. Such notice need not include a statement of the business to be transacted at, or the purpose of, any such meeting.

              SECTION 6.  QUORUM; ACTION AT MEETINGS

                   A majority of the Board of Directors shall constitute a
              quorum for the transaction of business, but if, at any meeting of the Board, there be less than a quorum present, the members at the meeting may, without further notice, adjourn the same from time to time until a quorum shall attend. Except as herein or in the Certificate of Incorporation provided or as required by law, a majority of such quorum shall decide any questions that may come before the meeting.

              SECTION 7.  PARTICIPATING IN MEETING BY CONFERENCE TELEPHONE

                   Members of the Board of Directors, or any committee
              thereof, may participate in a meeting of such Board or committee by means of conference telephone or similar equipment by means of which all persons participating in the meeting can hear each other at the same time and such participation shall constitute presence in person at such meeting.

              SECTION 8.  DIVIDENDS

                   Anything in these By-Laws to the contrary notwithstand-
              ing, the declaration of dividends or other distributions on the capital stock of the Corporation, whether in cash or property (other than the dividend preference payable on any preferred stock of the Corporation outstanding from time to time), may be authorized only by vote of in excess of three-quarters (75%) of the directors present at a meeting duly called at which a quorum is present.


                                      ARTICLE III.

                          COMMITTEES OF THE BOARD OF DIRECTORS

              SECTION 1.  ELECTION

                   The Board of Directors may appoint an Executive
              Committee and other committees composed of two or more of its members, and may appoint one of the members of each such committee to the office of chairman thereof. Members of the committees of the Board of Directors shall hold office for a term of one year and until their successors are appointed and qualify or until they shall cease to be directors.

              SECTION 2.  POWERS

                   Subject to such limitations as may from time to time be
              established by resolution of the Board of Directors, the Executive Committee shall have any and may exercise all of the powers of the Board of Directors when the Board of Directors is not in session except that it shall have no power to (a) declare dividends, (b) issue stock of the Corporation, (c) recommend to the stockholders any action which requires stockholder approval, (d) alter, amend or repeal any resolution of the Board of Directors relating to the Executive Committee, or (e) take any other action which legally may be taken only by the Board of Directors. Other committees of the Board of Directors shall have such powers as shall be properly delegated to them by the Board of Directors.

              SECTION 3.  VACANCIES

                   If the office of any member of any committee becomes
              vacant by death, resignation, or otherwise, such vacancy may be filled from the members of the Board by the Board of Directors.

              SECTION 4.  SUBSTITUTE MEMBERS

                   In the event that a member of any committee is absent
              from a meeting of the committee, the members of the committee present at the meeting whether or not they constitute a quorum may appoint another director to act in place of the absent member.

              SECTION 5.  MEETINGS AND NOTICE OF MEETINGS

                   The Executive Committee shall meet from time to time on
              call of the Chairman of the Board, or on call of any three or more members of the Executive Committee, for the transaction of any business.

                   Notice of every meeting of the Executive Committee shall
              be given to each member, by (a) deposit in the mail at least seventy-two hours before the meeting, or (b) telephonic communication directly with such person, the dispatch of a telegraphic communication to his address, or actual delivery to his address, at least forty-eight hours before the meeting. If given to a member by mail, telegraph or actual delivery to his address, such notice shall be sent or delivered to his business or residential address as shown on the records of the Secretary or an Assistant Secretary of the Corporation, or to such other address as shall have been furnished to the Secretary or an Assistant Secretary of the Corporation by him for this purpose. Such notice need not include a statement of the business to be transacted at, or the purpose of, any such meeting.

                   All other committees of the Board of Directors shall
              meet at such times and upon such notice as they may determine.

              SECTION 6.  QUORUM; ACTION AT MEETINGS

                   At any meeting of any committee, however called, a
              majority of the members shall constitute a quorum for the transaction of business. A majority of such quorum shall decide any questions that may come before the meeting.


                                       ARTICLE IV.

                                        OFFICERS

              SECTION 1.  ELECTION AND NUMBER

                   The Board of Directors may appoint one of its number as
              Chairman of the Board. The Board of Directors shall appoint a President from among the directors, and a Secretary and a Treasurer, who need not be directors. The Board of Directors may also appoint one or more Senior Vice Presidents and/or Vice Presidents, who need not be directors. All officers of the Corporation shall hold office at the pleasure of the Board of Directors. Any two or more offices, except those of President and Vice President, may, at the discretion of the Board of Directors, be held by the same person. The Board of Directors may from time to time appoint such other officers and agents with such powers and duties as the Board may prescribe.

              SECTION 2.  CHAIRMAN OF THE BOARD

                   The Chairman of the Board shall preside at all meetings
              of the Board of Directors and shall perform such other duties and exercise such other powers as may be assigned to him from time to time by the Board of Directors.

              SECTION 3.  PRESIDENT

                   The President shall be the chief executive officer and
              the chief operating officer of the Corporation. He shall preside at all meetings of stockholders and, in the absence of the Chairman of the Board, he shall preside at all meetings of the Board of Directors. Subject to the control of the Board of Directors, he shall have direct power and authority over the business and affairs of the Corporation. The President shall perform such other duties and exercise such other powers as may be assigned to him from time to time by the Board of Directors.

              SECTION 4.  SENIOR VICE PRESIDENTS

                   The Senior Vice President or Senior Vice Presidents
              shall perform the duties of the President in his absence or during his disability to act. In addition, the Senior Vice President or Senior Vice Presidents shall perform the duties and exercise the powers usually incident to their respective offices and/or such other duties and powers as may be properly assigned to them from time to time by the Board of Directors, the Chairman of the Board or the President.

              SECTION 5.  VICE PRESIDENTS

                   The Vice President or Vice Presidents shall perform the
              duties of the Senior Vice President or Senior Vice Presidents in his or their absence or disability to act. In addition, the Vice President or Vice Presidents shall perform the duties and exercise the powers usually incident to their respective offices and such other duties and powers as may be properly assigned to them from time to time by the Board of Directors, the Chairman of the Board, the President, or any Senior Vice President having supervisory authority over them.

              SECTION 6.  SECRETARY

                   The Secretary shall issue notices of meetings, keep the
              minutes of the Board of Directors and its committees, have charge of the corporate seal, and perform such other duties and exercise such other powers as are usually incident to such office or are properly assigned thereto by the Board of Directors, the Chairman of the Board, the President or any Senior Vice President or Vice President having supervisory authority over him.

              SECTION 7.  TREASURER

                   The Treasurer shall have charge of all monies and
              securities of the Corporation, other than monies and securities of any division of the Corporation which has a treasurer or financial officer appointed by the Board of Directors, and shall keep regular books of account. The funds of the Corporation shall be deposited in the name of the Corporation by the Treasurer with such banks or trust companies as the Board of Directors or the Executive Committee from time to time shall designate. He shall sign or countersign such instruments as require his signature, shall perform all such duties and have all such powers as are usually incident to such office or are properly assigned to him by the Board of Directors, the Chairman of the Board, the President or any Senior Vice President or Vice President having supervisory authority over him, and may be required to give bond for the faithful performance of his duties in such sum and with such surety as may be required by the Board of Directors.

              SECTION 8.  CONTROLLER

                   The Controller shall be responsible for the accounting
              policies and practices of the Corporation, maintain its financial records, collect and consolidate the financial results of its subsidiaries and other operating units, prepare its financial reports, determine the amount and source of the funds required to meet its financial obligations, and perform such other duties and exercise such other powers as are usually incident to such office or are properly assigned thereto by the Board of Directors, the Chairman of the Board, the President or any Senior Vice President or Vice President having supervisory authority over him.

              SECTION 9.  ASSISTANT SECRETARY; ASSISTANT TREASURER

                   The Board of Directors may appoint one or more assistant
              secretaries and one or more assistant treasurers, or one appointee to both such positions, which officers shall have such powers and shall perform such duties as are provided in these By-Laws to the Secretary or Treasurer, as the case may be, or as are properly assigned thereto by the Board of Directors, the Chairman of the Board, the President, the Secretary or Treasurer as the case may be, or any other officer having supervisory authority over them.


                                       ARTICLE V.

                                       FISCAL YEAR

                   The fiscal year of the Corporation shall end on the
              thirty-first day of December in each year, or on such other day as may be fixed from time to time by the Board of Directors.

                                       ARTICLE VI.

                                          Seal

                   The Board of Directors shall provide a suitable seal,
              containing the name of the Corporation, which seal shall be in the charge of the Secretary or an Assistant Secretary.


                                      ARTICLE VII.

                                         STOCK

              SECTION 1.  CERTIFICATES OF STOCK

                   Certificates of stock shall be issued in such form as
              may be approved by the Board of Directors and shall be signed, manually or by facsimile, by the Chairman of the Board, President, a Senior Vice President or a Vice
              President, and by the Treasurer, Assistant Treasurer, Secretary or Assistant Secretary, and sealed with the seal of the Corporation or a facsimile thereof.

              SECTION 2.  TRANSFERS

                   The Board of Directors shall have power and authority to
              make all such rules and regulations as it may deem expedient concerning the issue, transfer and registration of certifi-cates of stock. The Board of Directors may appoint Transfer Agents and Registrars thereof.

              SECTION 3.  RECORD DATE; CLOSING OF TRANSFER BOOKS

                   The Board of Directors may fix a record date or direct
              that the stock transfer books be closed for a stated period for the purpose of making any proper determination with respect to stockholders, including which stockholders are entitled to notice of or to vote at a meeting or any adjourn-ment thereof, receive payment of any dividend or other distribution, or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock. The record date may not be more than sixty (60) nor less than ten (10) days before the date on which the action requiring the determination will be taken; the transfer books may not be closed for a period longer than twenty (20) days; and, in the case of a meeting of stockholders, the closing of the transfer books shall be at least ten (10) days before the date of the meeting.

              SECTION 4. LOST CERTIFICATES

                   The Board of Directors may determine the conditions upon
              which a new certificate of stock will be issued to replace a certificate which is alleged to have been lost, stolen, mutilated or destroyed, and the Board of Directors may delegate to any officer of the Corporation the power to make such determinations and to cause such replacement certifi-cates to be issued.

              SECTION 5. WARRANTS

                   The foregoing provisions relative to certificates of
              stock shall also apply to allotment certificates or other certificates or warrants representing rights with respect to stock in the Corporation, which certificates or warrants may be issued from time to time by a vote of the Board of Directors in such form as they may approve.

              SECTION 6. STOCK LEDGER

                   The Corporation shall maintain a stock ledger which
              contains the name and address of each stockholder and the number of shares of stock of each class which the stockholder holds. The stock ledger may be in written form or in any other form which can be converted within a reasonable time into written form for visual inspection. The original stock ledger shall be kept at the office of the Corporation's Transfer Agent.

                                      ARTICLE VIII.

                                       SIGNATURES

              SECTION 1. NEGOTIABLE INSTRUMENTS

                   All checks, drafts, notes, or other obligations of the
              Corporation shall be signed (a) by any two officers of the Corporation of the rank of Chairman of the Board, President, Senior Vice President or Vice President, (b) by the Chairman of the Board, President, any Senior Vice President or any Vice President and by the Treasurer or Assistant Treasurer or Secretary or Assistant Secretary, or (c) as otherwise authorized by the Board of Directors or the Executive Committee; provided, however, that bonds, debentures or notes issued under a mortgage indenture or trust agreement with a bank or trust company as trustee and coupons attached or pertaining to any such bonds, debentures or notes may be executed manually or by facsimile.

              SECTION 2. STOCK TRANSFERS

                   All endorsements, assignments, transfers, stock powers
              or other instruments of transfer of securities standing in the name of the Corporation shall be executed for and in the name of the Corporation (a) by any two officers of the Corporation of the rank of Chairman of the Board, President, Senior Vice President or Vice President, or (b) by the Chairman of the Board, President, any Senior Vice President or any Vice President, and by the Secretary or any Assistant Secretary, or (c) as otherwise authorized by the Board of Directors.


                                       ARTICLE IX.

                              WAIVER OF NOTICE OF MEETINGS

              SECTION 1. STOCKHOLDERS

                   Notice of the time, place and/or purpose of any meeting
              of stockholders shall not be required to be given to any stockholder who shall attend such meeting in person or by proxy; and if any stockholder shall, in a writing filed with the records of the meeting, either before or after the holding thereof, waive notice of any stockholders' meeting, notice thereof need not be given to him.

              SECTION 2.  DIRECTORS

                   Notice of any meeting of the Board of Directors or of
              any committee thereof need not be given to any director if he shall attend such meeting in person, or shall in a writing filed with the records of the meeting, either before or after the holding thereof, waive such notice; and any meeting of the Board of Directors or of any committee thereof shall be a legal meeting without any notice thereof having been given if all such directors shall be present at such meeting.

                                       ARTICLE X.

                                     VOTING OF STOCK

                   Unless otherwise ordered by the Board of Directors, the
              Chairman of the Board, the President, any Senior Vice President or any Vice President of this Corporation shall have full power and authority, on behalf of the Corporation, to attend, act and vote at any meeting of the stockholders of any corporation in which this Corporation may hold stock and at such meeting may exercise any or all rights and powers incident to the ownership of such stock and which as owner thereof the Corporation might exercise if present, and to execute on behalf of the Corporation a proxy or proxies empowering others to act as aforesaid. The Board of Directors by resolution from time to time may confer like powers upon any other person or persons.

                                       ARTICLE XI.

                                   CHECKS, NOTES, ETC.

                   All checks on the Corporation's bank accounts and all
              drafts, bills of exchange and promissory notes, and all acceptances, obligations and other instruments for the payment of money, shall be signed by such person or persons as shall be authorized to do so from time to time by the Board of Directors or by the committee or officer or officers of the Corporation to whom the Board shall have delegated the power to authorize such signing; provided, however, that the signature of any person so authorized on checks and drafts drawn on the Corporation's dividend and special accounts may be in facsimile if the Board of Directors or such committee or officer or officers, whichever shall have authorized such person to sign such checks or drafts, shall have authorized such person to sign in facsimile, and provided further that in case notes or other instruments for the payment of money (other than notes, bonds or debentures issued under a trust instrument of the Corporation) are required to be signed by two persons, the signature thereon of only one of the persons signing any such note or other instrument may be in facsimile, and that in the case of notes, bonds or debentures issued under a trust instrument of the Corporation and required to be signed by two officers of the Corporation, the signatures of both such officers may be in facsimile if specifically authorized and directed by the Board of Directors of the Corporation and if such notes, bonds or debentures are required to be authenticated by a corporate trustee which is a party to the trust instrument and provided further that in case any person or persons who shall have signed any such note or other instrument, either manually or in facsimile, shall have ceased to be a person or persons so authorized to sign any such note or other instrument, whether because of death or by reason of any other fact or circumstance, before such note or other instrument shall have been delivered by the Corporation, such note or other instrument may, nevertheless, be adopted by the Corporation and be issued and delivered as though the person or persons who so signed such note or other instrument had not ceased to be such a person or persons.


                                      ARTICLE XII.

                                         OFFICES

                   The Corporation may have offices outside the State of
              Delaware at such places as shall be determined from time to time by the Board of Directors.

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                                     ARTICLE XIII.

                                      AMENDMENTS

                   Subject to the provisions of the Certificate of
              Incorporation, (1) these By-Laws may be amended, altered or repealed by the stockholders at any annual or special meeting by the affirmative vote of at least 75% of the voting power of the outstanding shares of Voting Stock (after giving effect to the provisions of Article NINTH of the Certificate of Incorporation) and (2) these By-Laws may be amended, altered or repealed by the Board of Directors by the affirma-tive vote of a majority of the Whole Board.

              [As amended April 18, 1995]

                                        -10-